Registration No. 333-175406

As filed with the Securities and Exchange Commission on March 14, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S‑8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mechanical Technology, Incorporated

(Exact name of registrant as specified in its charter)

New York	14-1462255
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

325 Washington Avenue Extension

Albany, New York 12205

(Address of Principal Executive Offices and Zip Code)

Mechanical Technology, Incorporated Amended and Restated 2006 Equity Incentive Plan

(Full title of the plan)

Copies to:
Frederick W. Jones	Penny Somer-Greif, Esq.
Chief Executive Officer and Chief Financial Officer	Baker, Donelson, Bearman, Caldwell &
Mechanical Technology, Incorporated	Berkowitz, PC
325 Washington Avenue Extension	100 Light Street
Albany, New York 12205	Baltimore, Maryland 21202
(518) 218-2550	(410) 685-1120
(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

Mechanical Technology, Incorporated (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain shares of its common stock, par value $0.01 per share (the “Common Stock”), previously registered for issuance by the Registrant pursuant to its Form S-8 Registration Statement No. 333-175406, which was originally filed with the Securities and Exchange Commission (the “SEC”) on July 8, 2011 (the “Registration Statement”).  600,000 shares of Common Stock (the “Registered Shares”) were registered for issuance under the Registrant’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”), pursuant to the Registration Statement, plus such additional number of shares of Common Stock as necessary to satisfy the anti-dilution provisions of the Plan pursuant to Rule 416(a) under the Securities Act of 1933, as amended.

The Registrant did not issue any of the Registered Shares under the Plan.  The Registrant intends to terminate the registration of its Common Stock, and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) through the filing of a Form 15 with the SEC.  Because the Registrant will no longer file reports pursuant to the Exchange Act after the Form 15 is filed, and in accordance with an undertaking made by the Registrant in the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, the Registrant hereby terminates the effectiveness of the Registration Statement and removes from registration the 600,000 shares of Common Stock registered for issuance pursuant to the Registration Statement that remain unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Albany, State of New York, on March 14, 2018.

MECHANICAL TECHNOLOGY, INCORPORATED

By: /s/ Frederick W. Jones
Frederick W. Jones
Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Frederick W. Jones	Chief Executive Officer, Chief Financial Officer and Secretary
Frederick W. Jones	(Principal Executive, Principal Financial and Accounting Officer)	March 14, 2018

/s/ David C. Michaels	Chairman
David C. Michaels		March 14, 2018

/s/ Edward R. Hirshfield	Director
Edward R. Hirshfield		March 14, 2018

/s/ Matthew E. Lipman	Director
Matthew E. Lipman		March 14, 2018

/s/ Thomas J. Marusak	Director
Thomas J. Marusak		March 14, 2018

/s/ William P. Phelan	Director
William P. Phelan		March 14, 2018

/s/ Michael Toporek	Director
Michael Toporek		March 14, 2018